                                FIRST AMENDMENT
                              TO PROMISSORY NOTE
                              AND LOAN AGREEMENT


  THIS FIRST AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT (the "Amendment") is made and entered into as of the 4th day of May, 1999 by and between M2DIRECT, INC., a Georgia corporation (the "Borrower"), and FIRST UNION NATIONAL BANK (the "Bank").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

  WHEREAS, the Borrower and the Bank are parties to (i) that certain Promissory Note, dated as of March 30, 1999 (the "Note"), in the original principal amount of $3,000,000, and (ii) that certain Loan Agreement, dated as of March 30, 199 (the "Loan Agreement"); and

  WHEREAS, the Borrower has advised the Bank that the Borrower (i) has failed to maintain an Effective Tangible Net Worth of not less than $750,000, and (ii) has failed to maintain a ratio of Senior Funded Debt to EBITDA Ratio of not more than 2.80:1.00, each of which failures constitutes a Default under the Note and the Loan Agreement; and

  WHEREAS, the Borrowers have requested that the Bank (i) waive such Defaults, and (ii) amend the financial covenants contained in the Loan Agreement as hereinafter set forth; and

  WHEREAS, the Bank has agreed to grant the Borrower's request, subject to the terms and conditions set forth herein;

  NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note and Loan Agreement, to the extent defined therein.

  2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the Loan Agreement is hereby amended as follows:

  (a) The section of the Loan Agreement entitled "Financial Covenants" is hereby amended by deleting the subsections entitled "Effective Tangible Net Worth" and "Senior Funded Debt to EBITDA Ratio" contained therein, and by adding thereto new subsections entitled "Effective Tangible Net Worth" and "Minimum Quarterly EBITDA," such new subsection to read as follows:

  Effective Tangible Net Worth. Borrower and its consolidated Subsidiaries shall, from August 31, 1999 until December 30, 1999, maintain an Effective Tangible Net Worth of not less than $500,000. From fiscal-year end December 31, 1999, through the maturity of the facility, the minimum required Effective Tangible Net Worth shall increase by not less than 50% of net income. "Effective Tangible Net Worth" shall mean total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower and its consolidated Subsidiaries including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. "Total Liabilities" shall mean all liabilities of Borrower and its consolidated Subsidiaries, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank and debt evidenced by that certain $1,000,000 Zero Coupon Promissory Note issued by the Borrower to Provident Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. Minimum Quarterly EBITDA. Borrower and its consolidated Subsidiaries shall, for each applicable fiscal quarter end, report a minimum quarterly EBITDA of not less than $1,200,000 for the fiscal quarter ending June 30, 1999, not less than $2,000,000 for the fiscal quarter ending September 30, 1999, and not less than $3,000,000 for the fiscal quarter ending December 31, 1999 and each fiscal quarter thereafter. "EBITDA" shall mean the sum of all earnings before interest, taxes, depreciation and amortization for the given fiscal period.

  (b) The Loan Agreement is hereby further amended by adding thereto a new section entitled "Equity Contribution", such new section to read as follows:

  EQUITY CONTRIBUTION. The Borrower agrees that, no later than August 31, 1999, it shall obtain net cash proceeds as an equity contribution of at least $3,000,000.

  (c) The section of the Loan Agreement entitled "Defaults" is hereby amended by adding thereto a new subsection entitled "Financial Statements", to read as follows:

  Financial Statements. The final, audited financial statements of the Borrower and its consolidated Subsidiaries for its fiscal year ending December 31, 1998 shall vary from the draft financial statements for such period delivered to the Bank on May 4, 1999 in any material respect.

  3. Amendment to Note. Subject to the terms and conditions contained herein, the section of the Note entitled "Interest Rate" is hereby amended by deleting such section in its entirety, and substituting in lieu thereof a new section, to read as follows:

  INTEREST RATE. The outstanding principal amount of each Advance shall bear interest at a fluctuating rate per annum equal to the Prime Interest Rate plus one percent (1.00%), calculated daily.


  4. Waiver of Defaults. Subject to the terms and conditions contained herein, the Bank hereby waives the Defaults arising out of (i) the failure of the Borrower to maintain at all times from December 31, 1998 through the date hereof an Effective Tangible Net Worth of not less than $750,000, and (ii) the failure of the Borrower to maintain at all times from December 31, 1998 through the date hereof a Senior Funded Debt to EBITDA Ratio of not more than 2.80:1.00.

  5. Loan Document; References in Loan Documents. This Amendment constitutes a Loan Document, as such term is defined in the Note and/or the Loan Agreement. Each reference in any Loan Document to the Note shall be deemed a reference to the Note, as amended hereby, and each reference in any Loan Document to the Loan Agreement shall be deemed a reference to the Loan Agreement, as amended hereby.

  6. Modification Fee. In consideration of the waivers and amendments contained herein, the Borrower agrees to pay the Bank a modification fee of $50,000 (the "Modification Fee"), which Modification Fee shall be non-refundable and fully earned upon receipt thereof by the Bank. The Borrower hereby irrevocably authorizes and directs the Bank to debit the Borrower's operating account at any time on or after the date hereof for the first installment of the Modification Fee in an amount equal to $25,000, and to debit such operating account at any time on or after June 3, 1999 for the second and final installment of such Modification Fee in an amount equal to $25,000. The Borrower acknowledges and agrees that each such debit shall constitute an Advance under the Note.

  7. Expenses. The Borrower agrees to pay, immediately upon demand by the Bank, all costs, expenses, attorneys' fees, and other charges and expenses reasonably incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment.

  8. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute a Default under the Loan Agreement and the Note, and the Bank shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, the Note, any of the other Loan Documents and applicable law.

  9. Representations and Warranties. The Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by the Borrower under or in connection with the execution and delivery of the Loan Agreement, the Note, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date not otherwise covered by this Agreement. The Borrower hereby further represents and warrants that, as of the date hereof, after giving effect to the amendments and waivers set forth herein, there exists no Default. The Borrower further represents and warrants that the draft financial statements for the Borrower's fiscal year ended December 31, 1998, copies of which have been delivered to the Bank on the date hereof, are true and accurate in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower and its consolidated Subsidiaries as of the date thereof and the consolidated results of operations of Borrower and its consolidated Subsidiaries for the period then ended.

  10. Conditions Precedent. This Amendment shall not become effective unless and until:

  (i) the Bank shall have received the following documents, each duly executed and delivered to the Bank, and each to be satisfactory in form and substance to the Bank and its counsel:

       (a)  the Amendment;

       (b) a Reaffirmation of the Subsidiary Guaranty, executed by each of the Borrower's Subsidiaries;

       (c) a Certificate of No Default and Related Matters, executed by an executive officer of the Borrower; and

       (d) such other documents, instruments and agreements with respect to the transactions contemplated by this Amendment, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to the Bank, and containing, without limitation, representations and warranties which are customary and usual in such documents.

  (ii) The Bank shall be satisfied that any default or breach in respect of any other indebtedness of the Borrower and/or its Subsidiaries (including, without limitation, indebtedness owed to Sirrom Investments, Inc. or its successors) shall have been waived or cured.

  11. No Novation. The terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement, the Note or any other Loan Document. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Note, the Loan Agreement or any other Loan Document.

  12. Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement, the Note or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

  13. Acknowledgment of Borrower. To induce the Bank to enter into this Amendment and grant the accommodations set forth herein, the Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of the Borrower against the Bank arising out of or with respect to the Note, the Loan Agreement, the other Loan Documents, the obligations of the Borrower or any guarantor thereunder, or any other arrangement or relationship between the Bank and the Borrower, and (b) releases, acquits, remises and forever discharges the Bank and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which the Borrower now or hereafter may have by reason of any matter, cause or things occurring or existing before and including the date of this Amendment with respect to matters arising out of or with respect to the Note, the Loan Agreement, the other Loan Documents, the obligations arising thereunder, or any other arrangement or relationship between the Bank and the Borrower.

  14. Counterparts. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement. Any signature page to this Amendment may be witnessed by a telecopy or other facsimile of any original signature page or any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

  15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

  16. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

  17. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.


                                       BORROWER:


                                       M2DIRECT, INC.



                                       By: /s/ Michael T. Kane
                                          -------------------------------
                                          Name:  Michael T. Kane
                                          Title:  Chief Financial Officer


                                       Attest: /s/ Charles D. Vaughn
                                              ---------------------------
                                              Name:  Charles D. Vaughn
                                              Title:  Assistant Secretary

                                           [CORPORATE SEAL]



                                       BANK:

                                       FIRST UNION NATIONAL BANK


                                       By: /s/ Joe A. Padgett, Jr.
                                          --------------------------
                                          Name:  Joe A. Padgett, Jr.
                                          Title:  Vice President